                                                                   EXHIBIT 10.71



                FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT


     This First Amendment to Loan and Security Agreement ("Amendment") is made and entered into by and between GEOTRAC, INC. (formerly known as YoSystems, Inc. and successor by merger to SMS Geotrac, Inc.), an Ohio corporation (herein the "Company") and THE HUNTINGTON NATIONAL BANK, a national banking association (herein the "Bank") as of the 31st day of July, 1998.

                                    RECITALS

     A. The Company and the Bank entered into a certain Loan and Security Agreement dated as of July 31, 1997 (the "Loan Agreement"), and

     B. The Company and Bankers Hazard Determination Services, Inc. ("BHDS") are expected to merge (the "Merger") pursuant to an Agreement and Plan of Merger dated as of May 28, 1998 (the "Merger Agreement") by and among the Company, BHDS, Insurance Management Solutions Group, Inc. ("IMSG"), Bankers Insurance Group, Inc. ("BIG") and Daniel J. and Sandra White (collectively, the "Whites"), whereby BHDS, a Florida corporation, will be the surviving corporation and will change its name to Geotrac of America, Inc.

     C. The Company has requested that the Bank consent to the Merger, the terms and conditions of which include the Company incurring additional indebtedness in the principal amount of $1,500,000.00 payable to the Whites, incurring certain future indebtedness to IMSG with respect to contractual obligations of IMSG under the Merger Agreement to lend money to the Company, upon request, to pay certain minority shareholders, and incurring indebtedness to IMSG in connection with the Company issuing preferred stock to IMSG with provides for the accrual of interest at a fixed rate.

     D. The Bank has agreed to consent to the Merger pursuant to the terms and conditions of this Amendment.

     NOW, THEREFORE, for valuable consideration received to their mutual satisfaction, the Company and the Bank hereby agree, effective upon consummation of the Merger as to Sections 1 through 11 hereof and effective upon execution of this Amendment as to Sections 12 through 20 hereof, as follows:

     1. The definition of "Company" set forth in Section 1.1 of the Loan Agreement shall be deleted in its entirety and the following definition shall be inserted in lieu thereof:

          "Company" means Geotrac of America, Inc., a Florida corporation, successor by merger to Geotrac, Inc., an Ohio corporation (formerly known as YoSystems Inc. and successor by merger to SMS Geotrac, Inc.).

     2. Section 1.1 of the Loan Agreement shall be amended by inserting the definitions of "Guaranty" and "Subordinated Debt" in proper alphabetical order as follows:

          "Guaranty" means collectively, that certain Continuing Guaranty Unlimited executed by Insurance Management Solutions Group, Inc. and dated as of July 31, 1998 and that certain Continuing Guaranty Unlimited executed by Bankers Insurance Group, Inc. and dated as of July 31, 1998, each of the foregoing delivered to the Bank in the form of Exhibit E and Exhibit E-1 hereto.

          "Subordinated Debt" means (i) indebtedness of the Company owed to Daniel J. and Sandra White (the "Whites") in the principal amount of $1,500,000.00, subordinated to the Obligations of the Company to the Bank pursuant to the terms and conditions of a Subordination Agreement executed by the Whites and dated as of July 31, 1998, delivered to the Bank in the form of Exhibit F attached hereto, and (ii) indebtedness of the Company owed to Insurance Management Solutions Group, Inc. ("IMSG"), subordinated to the Obligations of the Company to the Bank pursuant to the terms and conditions of a Subordination Agreement executed by IMSG and dated as of July 31, 1998, delivered to the Bank in the form of Exhibit F-1 attached hereto.

     3. The words "October 31" appearing in Section 2(d) of the Loan Agreement shall be deleted and the words "April 30" shall be inserted in lieu thereof. The following language shall be inserted as the third (3rd) sentence in Section 2(d) of the Loan Agreement: "The Mandatory Prepayment due on April 30, 1999 shall be determined based on Excess Cash Flow calculated for the period of time commencing July 1, 1998 through December 31, 1998."

     4. The following shall be inserted as the last sentence in the first paragraph of Section 4.1 of the Loan Agreement: "All of the Obligations shall also be secured by the Guaranty."

     5. Section 5.1 of the Loan Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

          "5.1 Corporate Organization and Authority. (a) Geotrac of America, Inc. is a corporation duly organized and validly existing and in good standing under the laws of the State of Florida; (b) the Company has all the requisite corporate power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; (d) other than the State of Georgia in connection with the Georgia Residential Office, the Company is not doing business or conducting any activity in any jurisdiction in which it has not duly qualified and become authorized to do business; and (e) the Company has no subsidiaries and will not create or acquire any subsidiaries without the prior consent of the Bank."

     6. The first sentence of Section 6.5 of the Loan Agreement shall be deleted in its entirety and the following sentence shall be inserted in lieu thereof:

          "6.5 Other Borrowings and Contingent Liabilities. Except for the Loan, the Subordinated Debt and the indebtedness identified on Schedule 1 attached hereto, the Company will not (a) create or incur any indebtedness for borrowed money or advances, or (b) guarantee, indorse, or otherwise become surety for or upon the obligations of others, except by indorsement of negotiable instruments for deposit or collection in the ordinary course of business."

     7. Section 6.11 of the Loan Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

          "6.11 Cash Dividends, Other Disbursements and Management Fees. The Company shall not (i) declare or pay any cash dividends or other distributions on its common or preferred stock, including, without limitation, any current, accumulated and/or accrued interest due in connection with the coupon of its preferred stock, which total in excess of fifty percent (50%) of Excess Cash Flow in any one fiscal year, provided, that any dividend payable in fiscal year 1999 and calculated with reference to fiscal year 1998 shall be determined based on the time period commencing July 1, 1998 through December 31, 1998; (ii) make any other distributions of any kind to its common or preferred shareholders; or (iii) pay any management fees to IMSG, BIG, any corporation or entity affiliated with IMSG or BIG, or the Whites totaling in excess $350,000.00 in any one fiscal year, provided, however, that the foregoing limitation shall not include amounts payable to Daniel J. White under that certain Employment Agreement by and between the Company and Mr. White and dated as of July __, 1998 and further provided that Company may declare dividends with respect to its Preferred Stock to allow the holders of such Preferred Stock to realize the benefit thereof, provided that the accrual and any payment of such dividend is made in compliance with the terms of this Agreement. Provided, further, that no dividends, distributions or management fees shall be paid if any Event of Default has occurred and is continuing under this Agreement."

     8. Section 6.13 of the Loan Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

          "6.13 Net Worth. The Company shall maintain a consolidated Net Worth as follows:

               (a) from the date hereof through and including December 30, 1998, a consolidated Net Worth of not less than $7,750,000.00;

               (b) from December 31, 1998 and thereafter, a consolidated Net Worth of not less than $7,750,000.00 plus fifty percent (50%) of consolidated net income for each successive fiscal year commencing with fiscal year 1998, provided that the calculation for fiscal year 1998 shall be based on the period of time commencing July 1, 1998 and ending December 31, 1998, and thereafter based on a twelve (12) month fiscal year ending on December 31 of each such fiscal year."

     The parties hereto further agree that the foregoing consolidated Net Worth covenant shall be calculated on a "push down" basis consistent with the proforma balance sheet and projections delivered by the Company to the Bank reflecting the projected financial condition of the Company following the merger of Geotrac, Inc. with and into Bankers Hazard Determination Services, Inc. (such merger effective as of July 31, 1998).

     9. Section 6.14 of the Loan Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

         "6.14 Leverage Ratio. The Company shall maintain a Leverage Ratio as follows:

                  (a) from June 30, 1999 through and including December 30, 1999, a Leverage Ratio of not greater than 2.5 to 1.0; and

                  (b) from December 31, 1999 and thereafter, a Leverage Ratio of not greater than 2.0 to 1.0."

     10. Section 6.15 of the Loan Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

         "6.15 Cash Flow Coverage Ratio. The Company shall maintain a Cash Flow Coverage Ratio as follows:

                  (a) from July 1, 1998 through and including December 30, 1998, a Cash Flow Coverage Ratio of not less than 1.10 to 1.0;

                  (b)     from December 31, 1998 through and including
         December 30, 1999, a Cash Flow Coverage Ratio of not less than 1.15 to 1.0; and

                  (c) from December 31, 1999 and thereafter, a Cash Flow Coverage Ratio of not less than 1.20 to 1.0."

     The parties hereto further agree that the foregoing Cash Flow Coverage Ratio shall be calculated on a cumulative basis from July 1, 1998 through and including June 29, 1999 and thereafter calculated on a rolling four (4) quarter basis.

     11. All sentences referring to "each Company" or "eithcr Company" or "neither Company", the foregoing references indicating YoSystems, Inc. and SMS Geotrac, Inc. as co-Borrowers under the Loan Agreement, shall be revised to read "the Company" (with corresponding changes in verb tense), such phrase now referring to Geotrac of America, Inc., a Florida corporation, successor by merger to Geotrac, Inc. (an Ohio corporation formerly known as YoSystems, Inc. and successor by merger to SMS Geotrac, Inc.). All references to "Exhibit B" in the Loan Agreement shall be revised to read "Exhibit B-1", and Exhibit B-1 shall be attached to the Loan Agreement in the form of such exhibit attached hereto. New Exhibits E, E-1, F, F-1 and G shall be attached to the Loan Agreement in the form of such exhibits attached hereto. A new Schedule 1 shall be attached to the Agreement in the form of such schedule attached hereto.

     12. The Company has requested the Bank to consent to the transactions contemplated by the Merger Agreement, the terms and conditions of which include the following: (a) the merger of the Company with and into BHDS, with BHDS as the surviving corporation, (b) upon consummation of the Merger, execution by Geotrac of America, Inc. (the surviving corporation) of a subordinated promissory note in the principal amount of $1,500,000.00 in favor of the Whites (the "White Promissory Note"), (c) the terms of Section 2.01 (d) of the Merger Agreement whereby IMSG has agreed to loan the Company, upon request, up to $750,000 in connection with payments due to certain minority shareholders (the foregoing, together with the White Promissory Note, collectively referred to herein as the "Subordinated Debt") and (d) issuance by the surviving corporation of certain preferred stock to IMSG. The Merger, the Subordinated Debt and issuance of the preferred stock are prohibited transactions pursuant to several provisions in the Loan Agreement, including, without limitation, Sections 6.5,
6.7 and 6.8 therein. The Bank hereby consents to the Merger, the Subordinated Debt and issuance of the preferred stock, provided that the following conditions are satisfied: (i) no Event of Default now exists under the Loan Agreement or would have occurred but for the passage of time or the giving of notice (a "Future Event of Default), or both, (ii) on or before August 31, 1998, Geotrac of America, Inc. (the surviving corporation) shall repay in full a secured line of credit provided to the Company by Marine Bank in the principal amount of $600,000, and shall obtain a pay-off letter issued for the benefit of the Bank, in form and substance acceptable to the Bank, and shall obtain all necessary releases of all liens and security interests granted as security therefore,
(iii) IMSG and BIG each execute and deliver to the Bank a Continuing Guaranty Unlimited in the form of Exhibits E and E-1 attached hereto, (iv) the Whites and IMSG each execute and deliver to the Bank a Subordination Agreement in the form of Exhibits F and F-1 attached hereto, (v) Geotrac of America, Inc. (the surviving corporation) executes and delivers to the Bank an Agreement of Assumption and Reaffirmation of Obligations in the form of Exhibit G attached hereto, (vi) counsel to the Company and counsel to BHDS, IMSG and BIG deliver to the Bank one or more legal opinions in form and substance satisfactory to the Bank; (vii) the Bank shall have received certified Authorizing Resolutions, Articles of Incorporation, By-Laws and Certificates of Good Standing for Geotrac, Inc., Geotrac of America, Inc., BHDS, IMSG and BIG, (viii) a revised Exhibit B-1 (Permitted Liens) and a new Schedule 1 (Permitted Indebtedness) are delivered to the Bank in form and content acceptable to the Bank, and (ix) the Company shall deliver, or cause to be delivered, to the Bank all other opinions, certificates, resolutions, UCC-1 Financing Statements, UCC-3 amendments and other documents the Bank reasonably deems necessary in order to protect the Bank's interests with respect to the Obligations and all liens granted as security therefore.

     13. This Amendment shall be effective as of July 31, 1998. Except as previously amended or as herein specifically amended, directly or by reference, all of the terms and conditions set forth in the Loan Agreement are confirmed and ratified, and shall remain as originally written. This Amendment shall be construed in accordance with the laws of the State of Ohio, without regard to principles of conflict of laws. The Loan Agreement and all other related loan documents executed in connection with the Loan Agreement shall remain in full force and effect in all respects as if The unpaid balance of the principal outstanding, together with interest accrued thereon, had originally been payable and secured as provided for therein, as amendcd from time to time and as modified by this Agreement. Nothing herein shall affect or impair any rights and powers which the Bank may have under the Loan Agreement and any and all related loan documents.

     14. In consideration of this Agreement, the Company hereby releases and discharges the Bank and its shareholders, directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, demands, liability and causes of action whatsoever, now known or unknown, arising prior to the date hereof out of or in any way related to the extension or administration of the Obligations of the Company (as defined in the Loan Agreement), the Loan Agreement or any mortgage or security interest related thereto.

     15. For purposes of this Amendment, the terms used in the Loan Agreement shall have the same meaning as used herein unless otherwise defined herein. The Company and the Bank hereby agree to extend all liens and security interests securing the Obligations, until said Obligations, as modified herein, and any and all related promissory notes have been fully paid. The parties hereto further agree that this Amendment shall in no manner affect or impair the liens and security interests evidenced by the Loan Agreement and/or any other instruments evidencing, securing or related to the Obligations. The Company hereby acknowledges that all liens and security interests securing the Obligations are valid and subsisting.

     16. The Company covenants and agrees (i) to pay the balance of any principal, together with all accrued interest, as specified above in connection with any promissory note executed and evidencing any indebtedness incurred in connection with the Loan Agreement, as modified by this Amendment, and (ii) to perform and observe covenants, agreements, stipulations and conditions on its part to be performed hereunder or under the Loan Agreement and all other related loan documents executed in connection herewith or thereof.

     17. The Company hereby declares that the Company has no set offs, counterclaims, defenses or other causes of action against the Bank arising out of the Loan Agreement or any related loan documents, and to the extent any such set offs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by the Company.

     18. This Amendment may be executed in counterparts and all such counterparts shall constitute one agreement binding on all the parties, notwithstanding that the parties are not signatories to the same counterpart.

     19. In consideration of this Amendment, the Company agrees to pay the Bank an amendment fee in the amount of $7,500.00 upon execution of this Amendment. The Company hereby further agrees to reimburse the Bank for any and all out-of-pocket costs, fees and expenses incurred in connection with this Amendment, including, without limitation, attorney's fees.

     20. The Company hereby represents and warrants to the Bank that (a) the Company has the legal power and authority to execute and deliver this Amendment;
(b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind the Company with respect to the provisions hereof;
(c) the execution and delivery hereof by the Company and the performance and observance by the Company of the provisions hereof do not violate or conflict with the organizational agreements of the Company or any law applicable to the Company or result in a breech of any provisions of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Company; and (d) this Amendment constitutes a valid and binding obligation upon the Company in every respect.

     IN WITNESS WHEREOF, the Company and the Bank have executed this Amendment as of the 31st day of July, 1998.


                         THE BANK      THE HUNTINGTON NATIONAL BANK,
                                        a national banking association

                                        By: /s/  Timothy M. Ward
                                           --------------------------------
                                        Name: Timothy M. Ward
                                             ------------------------------
                                        Title:  V.P.
                                              -----------------------------

                         BORROWER       GEOTRAC, INC.,
                                         an Ohio corporation

                                        By: /s/ Karen R. Kiedrowicz
                                           --------------------------------
                                        Name: Karen R. Kiedrowicz
                                             ------------------------------
                                        Title: Vice President
                                              -----------------------------

                                  EXHIBIT B-1

                                PERMITTED LIENS



Permitted Liens shall mean:

     (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable (or which are being contested in good faith by appropriate and lawful proceedings diligently conducted);
     (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment Insurance, old-age pensions or other social security programs;
     (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable (or which are being contested in good faith by appropriate and lawful proceedings diligently conducted or otherwise released by surety bond within 90 days of attachment) and liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default (or which are being contested in good faith by appropriate and lawful proceedings diligently conducted);
     (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;
     (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property;
     (vi) Liens on property leased by Borrower or other interest or title of the lessor under leases not otherwise prohibited by the Loan Agreement securing obligations of Borrower to the lessor under such leases;
     (vii) Purchase money security interests to the extent that such purchase money security interests attach to inventory purchased in the ordinary course of business pursuant to customary payment terms;
     (viii) Liens resulting from the Cross License Agreement;
     (ix) Liens relating to any sublease of real property leased by Borrower, which sublease does not materially impair Borrower's use of such property; and
     (x)    The following liens encumbering specific equipment:


Debtor Name: Bankers Hazard Determination Services, Inc.

                                                                           Approximate current
                                                                          principal outstanding
    Jurisdiction:         FL - State of Florida                              as of 7/1/98
--------------------------------------------------------------------------------------------------
    (A) File Number:        95000004849 Original to 95000004849
    Filed Date:             January 9, 1995
    Secured Party:          First of America Bank - Florida F.S.B.             $ 18,000

    (B) File Number:        960000050533 Amendment to 95000004849
    Filed Date:             March 13, 1996
    Secured Party:          First of America Bank - Florida F.S.B.             $ 18,000

    (C) File Number:        9700000071744 Original to 9700000071744
    Filed Date:             January 10, 1997
    Secured Party:          First of America Bank - Florida                    $153,125

    (D) File Number:        980000004386 Original to 980000004386
    Filed Date:             January 8, 1998
    Secured Party:          South Trust Bank, NA                               $156,413


                                   SCHEDULE 1
                             PERMITTED INDEBTEDNESS


Bankers Hazard Determination Services
??? of Notes Payable - Current and Long Term Portion
Of. # 207009
June 30, 1998


                                                                  BALANCE                CURRENT    BALANCE                    LONG
                               INTEREST   EFFECTIVE   MATURITY     AS OF    INCREASE/     MONTH      AS OF     CURRENT         TERM
ACCOUNT #     NOTE               RATE        DATE       DATE     01/31/98   (DECREASE)    PYMT     06/31/98    PORTION       PORTION
--------------------------------------------------------------   --------   ----------   ------    --------    -------       -------
207000-0150  *Marine Bank IOC   Prime +1  12/27/95   00/00/00  600,000.00         --              100,000.00  600,000.00        0.00
207000-0406   First of America    Prime   12/30/94   12/30/19   11,070.00              (1,000.30)  16,000.00   12,000.00    3,000.00
207000-0406   First of America    Prime   12/30/96   12/30/20  100,228.11              (5,104.17) 153,124.94   61,200.04   11,174.90
207000-0498   Southtrust          4.50%   12/30/97   12/30/30  121,057.46              (4,644.76) 156,413.40   56,724.72  100,684.68

                                                               ----------  ---------   ---------  ----------  ----------  ----------
              BALANCE                                          832,355.57       0.00  (10,749.23) 427,???.34  729,9??.76  114,859.58
                                                               ----------  ---------   ---------  ----------  ----------  ----------

----------------

* The Marine Bank line of credit shall only be permitted until August 31, 1998 pursuant to the terms and conditions of Section 12(ii) of the First Amendment to Loan and Security Agreement dated as of July 31, 1998.